Exhibit 10.1
March 10, 2023

Re:    Resignation and Release Agreement

Dear Douglas:

This letter confirms the agreement (“Agreement”) between you and iRhythm Technologies, Inc., a Delaware corporation (the “Company”) concerning the terms of your resignation and offers you the separation compensation, benefits, and consulting agreement we discussed in exchange for a general release of claims and covenant not to sue.
1.Resignation Date: March 10, 2023 is your last day of employment with the Company (the “Resignation Date”). You also agree to cooperate in a timely manner with the Company to resign from all directorships you have with the Company or its affiliates.
2.Acknowledgment of Payment of Wages: By your signature below, you acknowledge that on March 10, 2022, we provided you one or more final paychecks for all wages, salary, bonuses, reimbursable expenses previously submitted by you, accrued vacation (if applicable) and any similar payments due you from the Company as of the Resignation Date. By signing below, you acknowledge that the Company does not owe you any other amounts. You have thirty (30) days from the Resignation Date to submit eligible expenses for reimbursement all final outstanding expenses, if any, and the Company shall pay any such approved expenses within thirty (30) days thereafter.
3.Separation Compensation and Benefits: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to provide you with the following:
a.Severance: The Company agrees to pay you, on the Effective Date (as defined below) of this Agreement, a lump sum payment in the gross amount of $569,000.00, less applicable state and federal payroll deductions, which equals twelve (12) months of your base salary plus a one-time severance bonus.
b.COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay you, on the Effective Date of this Agreement a lump sum equivalent to twelve (12) months of COBRA coverage at your current coverage elections, in the gross amount of $35,828.04, less any applicable withholding. You will remain responsible for, and must continue to pay, the portion of premiums, co-payments, etc., that you would have paid had your employment continued.
c.Repayment of Consideration upon Rehire: You agree that if you should be rehired by the Company into any position within twelve (12) months of the Resignation Date, you shall repay the amounts paid to you pursuant to this Section 3 within twenty-four (24) months of your rehire date. Repayment terms and method shall be set forth within any rehire offer. Nothing in this section should be construed as a promise or guarantee of future employment with the Company or any related entity.
d.Consulting Agreement: As further consideration for this Agreement, the Company agrees that it shall offer you a consulting role with the Company, under the terms and conditions of the Consulting Agreement attached hereto as Exhibit A.

Douglas Devine

By signing below, you acknowledge that you are receiving the separation compensation and benefits outlined in this section in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation and benefits.
4.Return of Company Property: You hereby warrant to the Company that you will return to the Company all property or data of the Company of any type whatsoever that has been in your possession or control upon the expiration of the Consulting Agreement and the agree not to use any Company property or data for any purpose other than fulfilling your obligations under the Consulting Agreement.
5.Post-Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, effective June 9, 2020 (the “Confidentiality Agreement”); and (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone. You hereby grant consent to notification by the Company to any new employer about your obligations under this section. You represent that you have not to date misused or disclosed Company Confidential Information, as defined in the Confidentiality Agreement, to any unauthorized party.
6.Benefits: Your health insurance benefits shall cease on the last day of March 2023, subject to your right to continue health insurance under COBRA. Your participation in all benefits and incidents of employment including, but not limited to, vesting in stock options and/or restricted stock units (other than as contemplated by the Consulting Agreement), and the accrual of bonuses, vacation, and paid time off, ceased as of the Resignation Date.
7.General Release and Waiver of Claims:
a.The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. You represent that you have made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

Douglas Devine

b.By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
c.You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.
8.Acknowledgment of Waiver of Claims under ADEA: You understand and acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You understand and agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You understand and acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further understand and acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days from receipt of this Agreement within which to consider this Agreement (as described in the Consideration Period below); (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event you sign this Agreement and return it to the Company in less than the 21-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
9.Covenant Not to Sue:
a.To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement.
b.Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

Douglas Devine

10.No Pending or Future Lawsuits: You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against the Company or any of the other Releasees. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
11.Protected Rights: You understand that nothing in this Agreement, including the General Release and Waiver of Claims, Covenant Not to Sue, Non-disparagement, and Confidentiality sections contained herein, limits, impedes or restricts: (a) your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board (the “NLRB”), the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”); or (b) if you are a non-supervisory (as defined under the National Labor Relations Act (the “NLRA”)) Company employee, you from exercising your protected rights under Section 7 of the NLRA, including your right to file an unfair labor practice charge with the NLRB and/or assist other current or former Company employees in doing so. You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents (including this Agreement) or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.
12.Non-disparagement:
a.Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree that you will not, directly or indirectly, disparage, or make negative remarks regarding Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under, or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution. Nothing in this section shall prohibit you from providing truthful information in response to a subpoena or other legal process. Further, nothing in this Agreement prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
b.Company will not, and will instruct its executive officers and directors, not to directly or indirectly disparage, or make negative remarks regarding you or your term of employment with the Company.
13.Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Francisco, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

Douglas Devine

14.Breach: In addition to the rights provided in the “Attorneys’ Fees” section below, you acknowledge and agree that any material breach of this Agreement, unless such breach constitutes a legal action by you challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or any material breach of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to you under this Agreement and to obtain damages, except as provided by law
15.Attorneys’ Fees: Except with regard to a legal action challenging or seeking a determination in good faith of the validity of any waiver under the ADEA that may be contained herein, if any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.
16.Confidentiality: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, the contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.
17.Tax Consequences: The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to you or made on your behalf under the terms of this Agreement. You agree and understand that you are responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. You further agree to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) your failure to pay or delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
18.No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.
19.Costs: The parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
20.Indemnification: You agree to indemnify and hold harmless the Company from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Agreement by you, or from any false representation made herein by you, or from any action or proceeding that may be commenced, prosecuted, or threatened by you or for your benefit, upon your initiative, direct or indirect, contrary to the provisions of this Agreement. You further agree that in any such action or proceeding, this Agreement may be pled by the Company as a complete defense, or may be asserted by way of counterclaim or cross-claim.

Douglas Devine

You acknowledge that you and the Company entered into an Indemnification Agreement, dated June 9, 2020 (the “Indemnification Agreement”). Nothing in this Agreement shall supersede or affect the terms and conditions of the Indemnification Agreement, including the Company’s continuing obligations, if any, to you pursuant to the Indemnification Agreement.

21.Authority: The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. You represent and warrant that you have the capacity to act on your own behalf and on behalf of all who might claim through you to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
22.Complete and Voluntary Agreement: This Agreement, together with the Consulting Agreement, Indemnification Agreement, Confidentiality Agreement and the Equity Incentive Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.
23.Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.
24.Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original.
25.Review of Separation Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the separation compensation and benefits to be provided to you pursuant to Section 3 will be provided only after the expiration of that seven (7) day revocation period.
26.Effective Date: This Agreement is effective on the eighth (8th) day after you sign it and without revocation by you (the “Effective Date”).

Douglas Devine

27.Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.
28.Notice: All notices and other communications required or permitted by this Agreement must be in writing and shall be deemed given to a party when: (i) delivered by hand or by nationally recognized overnight courier service (cost prepaid); (ii) sent by e-mail with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested, in the case of you, to the address or e-mail address as set forth below in this Agreement, or, in the case of the Company, to the following address or e-mail address and marked to the attention to the person (by name or title) designated below.
Notices to the Company:        iRhythm Technologies, Inc.
699 8th Street, Suite 600
San Francisco, CA 94103
Attn: Legal Department
Email: legal@irhythmtech.com

If you agree to abide by the terms outlined in this Agreement, please sign and return it to me. I wish you the best in your future endeavors.

Sincerely,

iRhythm Technologies, Inc.

	By:	/s/ Brice Bobzien
Brice Bobzien
Chief Financial Officer

READ, UNDERSTOOD AND AGREED

/s/ Douglas Devine	Date:	03/10/2023
Douglas Devine

EXHIBIT A

CONSULTING AGREEMENT
This Consulting Agreement (“Consulting Agreement”) is made and entered into as of the date on which fully executed by and between iRhythm Technologies, Inc., a Delaware corporation with its principal place of business at 699 8th Street, Suite 600, San Francisco California (the “Company”), and Douglas Devine, an individual (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).
The Company desires to engage Consultant as an independent contractor to perform consulting services for the Company that are outside the usual course of the Company’s business. Consultant is customarily engaged in an independently established trade, occupation, or business of the same nature of the services to be performed, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:
1.    Services and Compensation
Consultant shall perform the services described in Appendix A (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Appendix A for Consultant’s performance of the Services.
2.    Confidentiality
A.    Definition of Confidential Information. “Confidential Information” means any information (including any and all combinations of individual items of information) that relates to the actual or anticipated (as known to Consultant) business and/or products, research, or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement), software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company, its affiliates or subsidiaries, either directly or indirectly, in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of Company, its affiliates or subsidiaries. Notwithstanding the foregoing, Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure to Consultant; (ii) becomes publicly known or made generally available after disclosure to Consultant through no wrongful action or inaction of Consultant; or (iii) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception.

B.    Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information, and Consultant will not (i) use the Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in Protected Activity (as defined below), disclose the Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Confidential Information to any third party on a need-to-know basis for the purposes of Consultant performing the Services; provided, however, that such third party is subject to written nonuse and nondisclosure obligations at least as protective of Company and the Confidential Information as described in this Section 2. Consultant may also disclose Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Confidential Information is conveyed to the Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.A shall continue after the termination of this Agreement.
C.    Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep in confidence. Consultant also agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any third party unless disclosure to, and use by, the Company has been consented to in writing by such third party.
D.    Third Party Confidential Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.
3.    Ownership
A.    Assignment of Inventions. Consultant agrees that all right, title, and interest in and to any copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full-written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all right, title and interest in and to the Inventions.

B.    Pre-Existing Materials. Subject to Section 3, Consultant will provide the Company with prior written notice if, in the course of performing the Services, Consultant incorporates into any Invention or utilizes in the performance of the Services any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”), and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, discovery, idea, original works of authorship, development, improvements, trade secret, concept, or other proprietary information or intellectual property right owned by any third party into any Invention without Company’s prior written permission, including without limitation any free software or open source software.
C.    Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.    Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. Such records are and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.    Further Assurances. Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title, and interest in and to all Inventions and testifying in a suit or other proceeding relating to such Inventions. Consultant further agrees that Consultant’s obligations under this Section 3.D shall continue after the termination of this Agreement.
F.    Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 3, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

4.    Conflicting Obligations
Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.
5.    Return of Company Materials
Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically- stored information and passwords to access such property, those records maintained pursuant to Section 3.C and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control.
6.    Term and Termination
A.    Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) July 3, 2024, or (ii) termination as provided in Section 6.B.
B.    Termination. The Company may terminate this Agreement (1) immediately if Consultant refuses to or is unable to perform the Services or (2) is in breach of any material provision of this Agreement and such breach is not remediated within thirty (30) days of receipt of written notice.
C.    Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except: (i) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and (ii) Section 2 (Confidentiality), Section 3 (Ownership), Section 4 (Conflicting Obligations), Section 5 (Return of Company Materials), Section 6 (Term and Termination), Section 7 (Independent Contractor; Benefits), Section 8 (Indemnification), Section 9 (Limitation of Liability), Section 10 (Arbitration and Equitable Relief), and Section 11 (Miscellaneous) will survive termination or expiration of this Agreement in accordance with their terms.
7.    Independent Contractor; Benefits
A.    Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.    Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) plan participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

8.    Indemnification
Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, employees, contractors or agents, (ii) any breach by the Consultant or Consultant’s assistants, employees, contractors or agents of any of the covenants contained in this Agreement and corresponding Confidential Information and Invention Assignment Agreement, (iii) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.
The Company agrees to indemnify and hold harmless Consultant from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of the Company, (ii) any breach by the Company of any of the covenants contained in this Agreement, and (iii) any violation or claimed violation by the Company of a third party’s rights resulting in whole, or in part, from the Company’s actions under this Agreement, except for the Company’s use of the Inventions or other deliverables of Consultant under this Agreement, an act Consultant has agreed to indemnify the Company pursuant to the first paragraph of this Section 8.
Consultant acknowledges that Consultant and the Company entered into an Indemnification Agreement, dated June 9, 2020 (the “Indemnification Agreement”). Nothing in this Section 8 (“Indemnification”) shall supersede or affect the terms and conditions of the Indemnification Agreement, including the Company’s continuing obligations, if any, to Consultant pursuant to the Indemnification Agreement.
9.    Limitation of Liability
IN NO EVENT SHALL COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.
WITH RESPECT TO LIABILITY DIRECTLY ARISING OUT OF CONSULTANT’S SERVICES PURSUANT TO THIS AGREEMENT, IN NO EVENT SHALL CONSULTANT BE LIABLE TO COMPANY OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER CONSULTANT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.    Arbitration and Equitable Relief.
A.    ARBITRATION. IN CONSIDERATION OF CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL DISPUTES RELATED TO CONSULTANT’S CONSULTING RELATIONSHIP WITH THE COMPANY AND CONSULTANT’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO CONSULTANT BY COMPANY, AT PRESENT AND IN THE FUTURE, CONSULTANT AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF CONSULTANT’S CONSULTING OR OTHER RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION AND COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR THE CLASS, COLLECTIVE, AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT CONSULTANT AGREES TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. CONSULTANT FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH CONSULTANT. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS CLAIMS UNDER THE SARBANES-OXLEY ACT.

B.    PROCEDURE. CONSULTANT AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT HTTP://WWW.JAMSADR.COM/RULES-EMPLOYMENT-ARBITRATION/. CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. CONSULTANT AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION AND MOTIONS TO DISMISS AND DEMURRERS APPLYING THE STANDARDS SET FORTH UNDER CALIFORNIA LAW. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. CONSULTANT AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. CONSULTANT FURTHER AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA; PROVIDED, HOWEVER, THAT ANY PARTY TO THE ARBITRATION MAY, IN SUCH PARTY’S DISCRETION, REMOTELY PARTICIPATE IN ANY ARBITRATION PROCEEDING USING REMOTE COMMUNICATION TOOLS, SUCH AS ZOOM, MICROSOFT TEAMS, AND/OR TELEPHONE.
C.    REMEDY. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED BY APPLICABLE LAW OR OTHERWISE PROVIDED BY THIS AGREEMENT, CONSULTANT AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND CONSULTANT.
D.    AVAILABILITY OF INJUNCTIVE RELIEF. THE PARTIES AGREE THAT ANY PARTY MAY ALSO PETITION THE COURT FOR INJUNCTIVE RELIEF WHERE EITHER PARTY ALLEGES OR CLAIMS A VIOLATION OF ANY AGREEMENT REGARDING INTELLECTUAL PROPERTY, CONFIDENTIAL INFORMATION OR NONINTERFERENCE. IN THE EVENT EITHER PARTY SEEKS INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.
E.    ADMINISTRATIVE RELIEF. CONSULTANT UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT CONSULTANT FROM PURSUING AN ADMINISTRATIVE CLAIM WITH LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODIES OR GOVERNMENT AGENCIES SUCH AS THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE CONSULTANT FROM BRINGING ANY ALLEGED WAGE CLAIMS WITH ANY FEDERAL OR STATE AGENCY. LIKEWISE, THIS AGREEMENT DOES PRECLUDE CONSULTANT FROM PURSUING COURT ACTION REGARDING ANY ADMINISTRATIVE CLAIMS, EXCEPT AS PERMITTED BY LAW.

F.    VOLUNTARY NATURE OF AGREEMENT. CONSULTANT ACKNOWLEDGES AND AGREES THAT CONSULTANT IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. CONSULTANT FURTHER ACKNOWLEDGES AND AGREES THAT CONSULTANT HAS CAREFULLY READ THIS AGREEMENT AND THAT CONSULTANT HAS ASKED ANY QUESTIONS NEEDED FOR CONSULTANT TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT CONSULTANT IS WAIVING CONSULTANT’S RIGHT TO A JURY TRIAL. FINALLY, CONSULTANT AGREES THAT CONSULTANT HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF CONSULTANT’S CHOICE BEFORE SIGNING THIS AGREEMENT.
11.    Miscellaneous
A.    Governing Law; Consent to Personal Jurisdiction. With the exception of the arbitration requirements set forth in Section 10 herein, to which the FAA shall apply, this Agreement shall be governed by the laws of the State of California, without regard to the conflicts of law provisions of any jurisdiction. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California for any lawsuit filed against Consultant by the Company.
B.    Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.
C.    Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.    Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.    Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.    Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.    Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 11.G.

(1) If to the Company, to:
iRhythm Technologies, Inc.
699 8th Street, Suite 600
San Francisco, CA 94103
Attn: Legal Department
Email: legal@irhythmtech.com
    (2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.
H.    Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.    Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.    Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” includes (i) filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), (ii) testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged unlawful employment practice on the part of the other party to this Agreement, or on the part of the agents or employees of the other party, when Consultant has been required or requested to attend the proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, and (iii) disclosing information pertaining to sexual harassment or any unlawful or potentially unlawful conduct to the extent such disclosure is protected by applicable law. Consultant understands that in connection with such Protected Activity, Consultant is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties or in any manner not protected by applicable law. Consultant further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

The Parties have accepted and agreed upon this Exhibit A – Consulting Agreement as of the dates set forth below.

CONSULTANT

Dated:	03/10/2023	/s/ Douglas Devine
DOUGLAS DEVINE, an individual

IRHYTHM TECHNOLOGIES, INC.

Dated:	03/10/2023	By:	/s/ Brice Bobzien
		Name:	Brice Bobzien
		Title:	CFO

APPENDIX A
Contact
    Consultant’s principal Company contact:
        Quentin Blackford
        Chief Executive Officer

Term
    This Consulting Agreement shall be in effect through July 3, 2024. Consultant may terminate this Consulting Agreement by providing 30 days’ written notice to the Company.
Services
    Consultant shall advise and assist with transition and transformation of Chief Operating Officer functions (the “Services”) as reasonably requested by the Company’s Chief Executive Officer, provided that in no event will the amount of Services be greater than five hours per week.
    In the event that the Company wishes to retain Consultant to perform services other than those set forth in above, or in excess of the hours set forth above, the Company and Consultant must execute a separate Statement of Work (“SOW”) specifying the work to be performed, pertinent deliverables, and deadlines. Consultant and the Company hereby agree that the terms of this Agreement shall apply to all SOWs executed thereunder.
Compensation
    For so long as Consultant continues to provide Services pursuant to this Consulting Agreement, Consultant shall be compensated as follows:
Consultant shall continue to be eligible to vest in each outstanding equity award held by Consultant to purchase or receive shares of the Company’s common stock pursuant to the terms and conditions of the applicable Company equity plan under which such award was granted and the award agreement between the Company and Consultant thereunder.
The Company will reimburse Consultant, in accordance with Company policy, for all reasonable expenses incurred by Consultant in performing the Services pursuant to this Consulting Agreement, if Consultant receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses to the Company in accordance with Company policy.

The Parties have accepted and agreed upon this Appendix A as of the dates set forth below.

CONSULTANT

Dated:	03/10/2023	/s/ Douglas Devine
DOUGLAS DEVINE, an individual

IRHYTHM TECHNOLOGIES, INC.

Dated:	03/10/2023	By:	/s/ Brice Bobzien
BRICE BOBZIEN, Chief Financial Officer